Exhibit 10.1

NOTE ASSIGNMENT AND PARTIAL DEBT SETTLEMENT AGREEMENT

(Collateral Assignment of Convertible Promissory Notes)

THIS NOTE ASSIGNMENT AND PARTIAL DEBT SETTLEMENT AGREEMENT (this “Agreement”) is entered into as of April 7, 2026 (the “Effective Date”), by and between:

GTII RECEIVERSHIP ESTATE, having an address at 120 State Ave NE, Suite 1014, Olympia, WA 98501 (the “Receiver” or “Assignee”);

— and —

MSC CAPITAL ADVISORS LLC, a limited liability company having an address at 551 South Apollo Blvd., Ste 202, Melbourne, FL 32901 (“MSC” or “Assignor”).

The Receiver and MSC are referred to herein individually as a “Party” and collectively as the “Parties.”

RECITALS

A. Pursuant to that certain On Demand Promissory Note dated November 1, 2024 (the “MSC Note”), the Receiver loaned to MSC the principal sum of ONE HUNDRED THOUSAND DOLLARS ($100,000.00). The MSC Note became due and payable on May 1, 2025 and MSC has failed to repay the amounts owed thereunder. MSC is in default under the MSC Note (the “MSC Default”). In addition to the principal amount, under the terms of the MSC Note the Receiver is entitled to a profit participation equal to fifty percent (50%) of any profit garnered from the investment of the borrowed funds, up to a maximum profit participation of ONE HUNDRED THOUSAND DOLLARS ($100,000.00), such that the total MSC Note Obligation shall not exceed TWO HUNDRED THOUSAND DOLLARS ($200,000.00) in the aggregate (collectively, the “MSC Note Obligation”).

B. MSC is the registered holder of the following two convertible promissory notes issued by AURI, Inc., a Wyoming corporation (“AURI”), each payable to MSC Capital Advisors LLC, or its registered assigns (collectively, the “AURI Notes”):

Note	Issue Date	Maturity Date	Principal	Purchase Price
AURI Note 1	Oct 18, 2024	Oct 18, 2025*	$100,000.00	$35,000.00
AURI Note 2	Mar 25, 2025	Mar 25, 2026**	$25,000.00	$10,000.00

* AURI Note 1 is past its maturity date and is currently in default.

** AURI Note 2 is past its maturity date and is currently in default.

C. Each AURI Note bears interest at eight percent (8%) per annum, with default interest accruing at twenty-two percent (22%) per annum on any amounts past due. Each AURI Note grants the Holder the right to convert all or any portion of the outstanding principal, accrued interest, and default interest into shares of AURI common stock at a Variable Conversion Price equal to twenty-five percent (25%) of the market price of AURI common stock on the trading day immediately preceding conversion (representing a seventy-five percent (75%) discount to market). Each AURI Note is further convertible into shares of any qualified Regulation A offering of AURI (SEC File No. 024-11830) at the then-current offering price, at the Holder’s sole discretion.

D. MSC is unable to satisfy the MSC Note Obligation in cash and desires to assign the AURI Notes to the Receiver as a means of partial or full satisfaction of the MSC Note Obligation, subject to the terms and conditions of this Agreement. The Receiver is willing to accept such assignment on the terms set forth herein.

E. The Parties intend that this Agreement shall (i) effect a full collateral assignment of the AURI Notes from MSC to the Receiver; (ii) preserve the Receiver’s right to pursue MSC for any remaining deficiency under the MSC Note Obligation following recovery efforts on the AURI Notes; and (iii) provide for the distribution of any net proceeds recovered from the AURI Notes in accordance with the waterfall set forth herein.

F. Each AURI Note is, by its terms, payable to MSC Capital Advisors LLC “or its registered assigns,” and neither AURI Note contains any restriction on transfer, assignment, or negotiation, nor does either AURI Note require the consent, approval, or acknowledgment of AURI as a condition to any assignment. Accordingly, the assignment of the AURI Notes contemplated herein is effective without the consent of AURI, and any acknowledgment or consent obtained from AURI is provided as a courtesy and for notice purposes only and shall not be deemed a condition precedent to the validity or enforceability of this Agreement or the assignment effected hereby.

NOW, THEREFORE, in consideration of the mutual promises and covenants contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties agree as follows:

ARTICLE I — DEFINITIONS

1.1 “AURI Notes” has the meaning set forth in Recital B.

1.2 “Conversion” means the exercise of conversion rights under either or both AURI Notes in accordance with the terms thereof, including conversion into common stock or into shares offered in a qualified Regulation A offering.

1.3 “MSC Note” has the meaning set forth in Recital A.

1.4 “MSC Note Obligation” has the meaning set forth in Recital A, being the sum of (a) $100,000.00 in principal, plus (b) fifty percent (50%) of net profits realized by the Receiver from recovery actions under this Agreement, up to a maximum profit participation amount of $100,000.00, for a total aggregate obligation not to exceed $200,000.00.

1.5 “Net Proceeds” means all cash, securities, or other consideration received by the Receiver in connection with the AURI Notes through Conversion, sale, transfer, hypothecation, or any other monetization, after deduction of Transaction Costs.

1.6 “Transaction Costs” means all reasonable fees, costs, and expenses incurred by the Receiver in connection with the enforcement, conversion, sale, transfer, or monetization of the AURI Notes, including but not limited to brokerage fees, legal fees, transfer agent fees, clearing costs, and any costs associated with the removal of restrictive legends from AURI shares.

ARTICLE II — ASSIGNMENT OF AURI NOTES

2.1 Assignment. Effective as of the Effective Date, MSC hereby irrevocably sells, assigns, transfers, and conveys to the Receiver all of MSC’s right, title, and interest in and to the AURI Notes, including without limitation: (a) all rights to receive payment of principal, interest, and default interest thereunder; (b) all conversion rights, including the right to convert outstanding amounts into AURI common stock or Regulation A offering shares at the applicable Conversion Price; (c) all rights to enforce the AURI Notes against AURI; (d) all security interests, if any, and collateral, if any, securing the AURI Notes; and (e) all remedies available to the Holder upon an event of default under the AURI Notes.

2.2 Delivery of Notes. Concurrent with execution of this Agreement, MSC shall deliver to the Receiver original copies of the AURI Notes, together with any allonges, endorsements, or other documents necessary to perfect the Receiver’s status as registered Holder of the AURI Notes. As set forth in Recital F, no consent of AURI is required for this assignment; however, MSC shall use commercially reasonable efforts to execute and deliver to AURI a Notice of Assignment in form acceptable to the Receiver within three (3) business days of the Effective Date for notice purposes only. The failure or refusal of AURI to acknowledge such notice shall not affect the validity or enforceability of this Agreement or the assignment of the AURI Notes.

2.3 Cooperation. MSC shall cooperate fully with the Receiver in connection with the AURI Notes, including executing any additional documents, providing any information in MSC’s possession regarding AURI, and taking all actions reasonably requested by the Receiver to enable the Receiver to exercise its rights as Holder under the AURI Notes.

2.4 Further Assurances. MSC shall promptly execute and deliver, at the Receiver’s request, such further instruments and documents and shall take such further actions as may be reasonably necessary or desirable to carry out the purposes and intent of this Agreement and to consummate the assignment of the AURI Notes.

ARTICLE III — RECEIVER’S RIGHTS IN THE AURI NOTES

3.1 Full Rights of Holder. Upon the Effective Date, the Receiver shall be the registered Holder of the AURI Notes with all rights attendant thereto, as if the Receiver had been the original payee and Holder of the AURI Notes from inception. AURI is hereby notified that the Receiver is the Holder and that all notices, conversions, and payments under the AURI Notes shall be directed to and made in favor of the Receiver.

3.2 Conversion Rights. The Receiver shall have the sole and exclusive right, in its absolute discretion, to convert all or any portion of the outstanding principal, accrued interest, and default interest under the AURI Notes into shares of AURI common stock or into shares offered in a Regulation A offering of AURI, in each case at the applicable Conversion Price set forth in the respective AURI Note. The Receiver may exercise such conversion rights from time to time, in one or more tranches, at such times and in such amounts as the Receiver determines in its sole discretion.

3.3 Right to Assign, Sell, and Hypothecate. The Receiver shall have the absolute and unconditional right, without the consent of MSC or any other party, to: (a) further assign or transfer the AURI Notes, in whole or in part, to any person or entity; (b) sell the AURI Notes, in whole or in part, for such consideration as the Receiver deems appropriate; (c) hypothecate, pledge, or otherwise encumber the AURI Notes as collateral for any obligation of the Receiver; (d) sell, transfer, or otherwise dispose of any shares of AURI common stock received upon Conversion; and (e) enter into any agreement with any counterparty with respect to the AURI Notes or the proceeds thereof, all without notice to or consent of MSC.

3.4 No Obligation to Convert or Recover. The Receiver shall have no obligation to convert the AURI Notes, to take any enforcement action against AURI, or to maximize the value of the AURI Notes. The Receiver’s acceptance of the assignment of the AURI Notes shall not impair the Receiver’s rights against MSC under the MSC Note.

3.5 Timing of Actions. The Receiver shall have the right to exercise its rights under this Agreement and the AURI Notes at such times and in such manner as it determines in its sole and absolute discretion, subject to no duty of diligence or timeliness.

ARTICLE IV — DISTRIBUTION OF NET PROCEEDS

4.1 Waterfall. All Net Proceeds received by the Receiver from the AURI Notes shall be applied in the following order of priority:

(a) First, to the payment of all Transaction Costs incurred by the Receiver;

(b) Second, to the satisfaction of the MSC Note Obligation in full, being $100,000.00 in principal plus the profit participation described in Section 1.4 above (capped at an additional $100,000.00, for a total aggregate not to exceed $200,000.00);

(c) Third, any Net Proceeds remaining after full satisfaction of the MSC Note Obligation (the “Surplus”) shall be retained by and paid to the Receivership Estate in full. MSC shall have no right, title, or interest in any Surplus.

4.2 Accounting. The Receiver shall maintain reasonable records of all amounts received and Transaction Costs incurred in connection with the AURI Notes and shall provide MSC with a written accounting within thirty (30) days following full liquidation of the AURI Notes or upon request by MSC, provided that such request shall not be made more than once per calendar quarter.

4.3 Securities. To the extent that Net Proceeds consist of AURI shares received upon Conversion rather than cash, the Receiver shall have the sole right to determine the timing and manner of the sale of such shares. For purposes of the waterfall set forth in Section 4.1, proceeds shall be measured at the net cash actually received by the Receiver after all Transaction Costs related to the sale of such shares.

ARTICLE V — MSC NOTE OBLIGATION NOT EXTINGUISHED

5.1 No Accord and Satisfaction. The assignment of the AURI Notes to the Receiver is not, and shall not be construed as, a full or partial satisfaction, accord and satisfaction, novation, or release of the MSC Note Obligation. The MSC Note shall remain in full force and effect until the MSC Note Obligation has been satisfied in full.

5.2 Deficiency. If the Net Proceeds from the AURI Notes are insufficient to satisfy the MSC Note Obligation in full, MSC shall remain personally liable to the Receiver for the entire deficiency amount (the “Deficiency”). The Receiver shall retain all rights and remedies available to it under the MSC Note and applicable law to collect the Deficiency from MSC, including the right to demand immediate payment of the Deficiency in full.

5.3 Reservation of Rights. Nothing in this Agreement shall limit, impair, or waive any right, remedy, or privilege of the Receiver under the MSC Note or applicable law, all of which are expressly preserved. The Receiver may pursue the Receiver’s rights against MSC for any Deficiency concurrently with or following the Receiver’s efforts to recover under the AURI Notes.

ARTICLE VI — REPRESENTATIONS AND WARRANTIES OF MSC

MSC hereby represents, warrants, and covenants to the Receiver as follows, as of the Effective Date and as of the date of delivery of the AURI Notes:

6.1 Ownership. MSC is the sole legal and beneficial owner of the AURI Notes and has full right, power, and authority to assign the AURI Notes to the Receiver free and clear of all liens, claims, pledges, security interests, encumbrances, and restrictions of any kind.

6.2 No Prior Assignment. MSC has not previously assigned, transferred, pledged, hypothecated, or otherwise encumbered the AURI Notes or any interest therein to any person or entity.

6.3 Validity. Each AURI Note is a valid, binding, and enforceable obligation of AURI, and to MSC’s knowledge, no event of default has occurred under the AURI Notes other than as disclosed in the recitals hereto. MSC has not waived any rights under the AURI Notes.

6.4 No Modification. The AURI Notes have not been amended, modified, or restated since issuance, and represent the complete agreement between MSC and AURI with respect to the subject matter thereof.

6.5 Authority. MSC has all necessary authority to execute, deliver, and perform this Agreement. This Agreement has been duly authorized and constitutes a valid and binding obligation of MSC, enforceable in accordance with its terms.

6.6 No Litigation. To MSC’s knowledge, there is no pending or threatened action, suit, or proceeding that would impair, challenge, or affect the AURI Notes or MSC’s right to assign the same.

6.7 Default on AURI Notes. MSC acknowledges that: (a) AURI Note 1, having a principal amount of $100,000.00, matured on October 18, 2025 and has not been repaid, and that default interest has been accruing at twenty-two percent (22%) per annum since that date; and (b) AURI Note 2, having a principal amount of $25,000.00, matured on March 25, 2026 and has not been repaid, and that default interest has been accruing at twenty-two percent (22%) per annum since that date. Both AURI Notes are in default as of the Effective Date. MSC represents that it has not taken any action to accelerate, enforce, or waive its rights with respect to either default.

6.8 Regulation A Qualification. MSC represents and warrants that all shares of AURI common stock issuable upon conversion of each AURI Note, including shares issuable in respect of accrued interest and default interest, carry the right of qualification under AURI’s current Regulation A offering (SEC File No. 024-11830) (the “Reg A Offering”). MSC further represents that, to MSC’s knowledge: (a) the Reg A Offering has been duly qualified by the U.S. Securities and Exchange Commission and has not been suspended, revoked, or withdrawn; (b) neither AURI Note contains any provision that would limit, restrict, or condition the Holder’s right to receive shares qualified under the Reg A Offering upon conversion; and (c) MSC has not received any notice from AURI indicating that the Reg A Offering is no longer available for the qualification of shares issuable under the AURI Notes. Any breach of this representation shall constitute a material breach of this Agreement entitling the Receiver to full indemnification under Section 7.1.

ARTICLE VII — INDEMNIFICATION

7.1 MSC Indemnification. MSC shall indemnify, defend, and hold harmless the Receiver and its agents, representatives, successors, and assigns from and against any and all claims, losses, damages, liabilities, costs, and expenses (including reasonable attorneys’ fees) arising out of or related to: (a) any breach of any representation, warranty, or covenant of MSC under this Agreement; (b) any prior assignment, encumbrance, or lien on the AURI Notes not disclosed to the Receiver; or (c) any claim by any third party asserting rights in the AURI Notes adverse to the Receiver.

ARTICLE VIII — GENERAL PROVISIONS

8.1 Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Nevada, without regard to its conflict of law provisions.

8.2 Jurisdiction and Venue. Each Party irrevocably consents to the exclusive jurisdiction and venue of the state and federal courts located in Clark County, Nevada for any dispute arising out of or relating to this Agreement.

8.3 Entire Agreement. This Agreement, together with the MSC Note and the AURI Notes, constitutes the entire agreement between the Parties with respect to the subject matter hereof and supersedes all prior negotiations, representations, and understandings, written or oral, relating thereto.

8.4 Amendments. No amendment, modification, or waiver of any provision of this Agreement shall be valid unless made in writing and signed by both Parties.

8.5 Binding Effect. This Agreement shall be binding upon and inure to the benefit of the Parties and their respective successors and assigns. MSC may not assign its obligations under this Agreement without the prior written consent of the Receiver. The Receiver may assign its rights under this Agreement without consent of MSC.

8.6 Severability. If any provision of this Agreement is held to be invalid or unenforceable, such provision shall be modified to the minimum extent necessary to make it enforceable, and the remaining provisions shall continue in full force and effect.

8.7 Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original. Signatures transmitted by electronic means, including PDF or DocuSign, shall be deemed original signatures.

8.8 No Waiver. No failure or delay by the Receiver in exercising any right under this Agreement or the MSC Note shall operate as a waiver thereof, nor shall any single or partial exercise of any right preclude any other or future exercise thereof or the exercise of any other right.

8.9 Notices. All notices under this Agreement shall be in writing and delivered by hand, overnight courier, or email with confirmation to the addresses set forth in the preamble hereof, or to such other address as a Party may designate in writing.

SIGNATURE PAGE

IN WITNESS WHEREOF, the Parties have executed this Note Assignment and Partial Debt Settlement Agreement as of the Effective Date first written above.

ASSIGNEE:

GTII Receivership Estate

By:
Name:	Paul Strickland
Title:	Receiver
Date:	April 7, 2026
Address: 120 State Ave NE, Suite 1014, Olympia, WA 98501

ASSIGNOR:

MSC Capital Advisors LLC

By:
Name:	Christopher Shufeldt
Title:	President & CEO
Date:	April 7, 2026
EIN/TIN: 92-3862403

COURTESY ACKNOWLEDGMENT OF BORROWER (NOT A CONDITION OF ASSIGNMENT)

As set forth in Recital F of this Agreement, the AURI Notes are freely assignable without the consent of AURI, and the assignment effected by this Agreement is valid and enforceable irrespective of whether AURI executes this acknowledgment. Notwithstanding the foregoing, the undersigned, AURI, Inc., a Wyoming corporation (“AURI”), hereby, as a courtesy and for notice purposes only: (i) acknowledges notice of the assignment of the AURI Notes from MSC Capital Advisors LLC to the GTII Receivership Estate as set forth in this Agreement; (ii) agrees to recognize the GTII Receivership Estate as the registered Holder of the AURI Notes with all rights attendant thereto from and after the Effective Date; (iii) agrees that all payments, conversion notices, and communications under the AURI Notes shall be directed to the GTII Receivership Estate; and (iv) agrees to instruct its transfer agent accordingly. The failure or refusal of AURI to execute this acknowledgment shall not affect the validity or enforceability of the assignment.

BORROWER (COURTESY ACKNOWLEDGMENT ONLY — NOT REQUIRED):

AURI, Inc.

By:
Name:
Title:
Date:

EXHIBIT A — DESCRIPTION OF AURI NOTES

The following instruments are assigned pursuant to this Agreement:

AURI Note 1: Convertible Promissory Note issued by AURI, Inc. (Wyoming) in favor of MSC Capital Advisors LLC, dated October 18, 2024, in the original principal amount of $100,000.00 (Purchase Price: $35,000.00), bearing interest at 8% per annum (22% default), with conversion rights at 25% of market price, matured October 18, 2025, currently in default. Shares issuable upon conversion carry the right of qualification under AURI’s Regulation A Offering (SEC File No. 024-11830).

AURI Note 2: Convertible Promissory Note issued by AURI, Inc. (Wyoming) in favor of MSC Capital Advisors LLC, dated March 25, 2025, in the original principal amount of $25,000.00 (Purchase Price: $10,000.00), bearing interest at 8% per annum (22% default), with conversion rights at 25% of market price, matured March 25, 2026, currently in default. Shares issuable upon conversion carry the right of qualification under AURI’s Regulation A Offering (SEC File No. 024-11830).

EXHIBIT B — MSC CAPITAL ADVISORS LLC PAYMENT HISTORY

The following table sets forth all wire transfers from MSC Capital Advisors LLC to the GTII Receivership Estate as reflected in U.S. Bank Business Checking Account No. 1-535-9864-2194, for the period January 2025 through March 2026.

Date	Description	Amount	Running Total
May 29, 2025	Wire Credit – JPMorgan Chase	$15,750.00	$15,750.00
Sep 2, 2025	Wire Credit – JPMorgan Chase	$10,000.00	$25,750.00
Sep 11, 2025	Wire Credit – JPMorgan Chase	$5,000.00	$30,750.00
Sep 22, 2025	Wire Credit – JPMorgan Chase	$5,000.00	$35,750.00
Oct 6, 2025	Wire Credit – JPMorgan Chase	$5,000.00	$40,750.00
Oct 20, 2025	Wire Credit – JPMorgan Chase	$5,000.00	$45,750.00
Nov 5, 2025	Wire Credit – JPMorgan Chase	$5,000.00	$50,750.00
TOTAL		$50,750.00	$50,750.00

Source: U.S. Bank monthly statements, Global Tech Industries Group Inc., Account No. 1-535-9864-2194. All incoming wires originated via JPMorgan Chase on behalf of MSC Capital Advisors LLC, 551 S Apollo Blvd. Period reviewed: January 2, 2025 through March 31, 2026.

Remaining MSC Note Obligation balance after payments received: $100,000.00 – $50,750.00 = $49,250.00 principal deficiency.